Financial and Media Contact:

Emma Jo Kauffman

(615) 855-5525

DOLLAR GENERAL TO PRESENT AT UPCOMING CONFERENCES

GOODLETTSVILLE, Tenn. – June 10, 2004 – Dollar General Corporation (NYSE: DG) will present to the investment community at two upcoming conferences.  Webcasts and supporting slides of each presentation can be accessed live on Dollar General’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.”   The replay of each presentation will be available for two weeks after the original presentation.  The following is a list of the conferences and the dates and times of Dollar General’s presentations:

Conference	Date	Time
Credit Suisse First Boston Fifth Annual	Tuesday, June 15	3:30 p.m. EDT
Retail, Apparel/Footwear, Food/Drug		[2:30 p.m. CDT]
And Restaurant Conference

William Blair & Company’s 24th Annual	Thursday, June 24	10:50 a.m. EDT
Growth Stock Conference		[ 9:50 a.m. CDT]

About Dollar General

Dollar General is a Fortune 500® discount retailer with 6,964 neighborhood stores as of May 28, 2004.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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